As filed with the Securities and Exchange Commission on April 23, 1996
                                                  Registration No. 333-

           SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549

                        FORM S-8
              REGISTRATION STATEMENT UNDER
               THE SECURITIES ACT OF 1933

                 BENEFICIAL CORPORATION
     (Exact name of registrant as specified in its charter)

         Delaware                                 51-0003820
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)               Identification No.)

                  One Christina Centre
                301 North Walnut Street
              Wilmington, Delaware  19801
        (Address of principal executive offices)


         BENEFICIAL CORPORATION EMPLOYEES' STOCK
               PURCHASE PLAN, AS AMENDED
       BENEFICIAL CORPORATION 1990 NON-QUALIFIED
                   STOCK OPTION PLAN
               (Full title of the plans)

                 Scott A. Siebels, Esq.
 Vice President, Corporate Secretary and Associate Counsel
                 Beneficial Corporation
     One Christina Centre, 301 North Walnut Street
              Wilmington, Delaware  19801
                    (302) 425-2500
(Name, address and telephone number, including area code, of agent for service)

            CALCULATION OF REGISTRATION FEE

                                          Proposed
      Title of                            Maximum     Proposed
    Securities               Amount       Offering    Aggregate     Amount of
      To Be                  To Be        Price Per   Offering      Registration
    Registered               Registered   Share       Price         Fee

Common Stock, $1.00 par      1,500,000    $55.125     $ 82,687,500  $ 28,512.93
value (Employees" Stock      Shares
Purchase Plan, As Amended)

Common Stock, $1.00 par      6,500,000    $55.125     $358,312,500  $123,556.03
value (1990 Non-Qualified    Shares
Stock Option Plan)

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Beneficial Corporation Employees' Stock
   Purchase Plan, As Amended.

     *Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(h) on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange on April 19, 1996, which date is within 5 business days prior to the date of the filing of this Registration
   Statement, as reported by The Wall Street Journal (Eastern Edition).


                         PART II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.  Incorporation of Documents by Reference.

           The following documents filed by Beneficial Corporation (the
   "Corporation" or the "Registrant") with the Securities and Exchange
   Commission (the "Commission") are hereby incorporated herein by reference:

           (i) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

           (ii) The Corporation's Current Reports on Form 8-K dated
                January 29, 1996, March 11, 1996, March 12, 1996;  and
	               April 22, 1996; and

          (iii) The description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form S-3 (File
                No. 33-39486) pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

           All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration
   Statement and prior to the filing of a post-effective amendment which indicates that all of the Corporation's Common Stock offered hereby has been sold or which withdraws from registration such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration
   Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
   Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration
   Statement.

                              II-1


   Item 4.  Description of Securities.

            Not applicable.

   Item 5.  Interests of Named Experts and Counsel.

       Scott A. Siebels, Esq., Vice President, Corporate Secretary and
   Associate Counsel of the Corporation, has delivered his legal opinion that the shares of the Corporation's Common Stock offered pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option Plan (the "Option
   Plan") have been duly authorized by the Corporation and that, when issued in accordance with the terms of the Option Plan, the shares will be legally issued, fully paid and nonassessable. Mr. Siebels is an officer of the Corporation and is eligible to participate in the Option Plan and the Beneficial Corporation Employees' Stock Purchase Plan ("ESPP"). As of
   April 23, 1996, he held unexercised stock options with respect to 8,000 shares, 1,125 of which are currently exercisable, of the Corporation's
   Common Stock under the Option Plan, 332.4758 shares of the Corporation's
   Common Stock under the ESPP, and 191.1102 unvested share units under the ESPP. In addition, as of that date Mr. Siebels held 1,206.69 unvested shares of the Corporation's Common Stock under the Corporation's Key Employee
   Stock Bonus Plan.


   Item 6.  Indemnification of Directors and Officers.

       Article IX of the By-Laws of the Corporation provides for indemnification of directors, officers and employees of the Corporation for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to threatened, pending or completed actions, suits or proceedings to which such persons may be a party, to the full extent permitted under the laws of the State of Delaware. Under such laws, indemnification of such a person may be made if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
   With respect to suits by or in the right of the corporation, such person may not be indemnified if he has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation.

                              II-2


       In addition, Article X to the Corporation's Restated Certificate of
   Incorporation limits the right of stockholders of the Corporation, and the right of the Corporation itself, to sue and recover from the directors monetary damages for acts of negligence, including gross negligence, for breach of the duty of care. The directors will not be liable for gross negligence in connection with, among other things, decisions made on a proposal for acquisition of the Corporation or its assets. Article X does not eliminate or limit a director's liability for: (i) breaches of the duty of loyalty to the Company or to its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) willfully or negligently paying or making unlawful dividends or unlawful stock repurchases or redemptions; or
   (iv) engaging in transactions in which he receives any improper personal benefit. Article X does not eliminate liability for a director acting in his capacity as an officer, preclude recovery against the directors in actions brought by third parties or affect a director's liability under the Federal securities laws. In addition, the Corporation and its stockholders retain the right to pursue equitable remedies against the directors, such as an injunction or rescission of a contract.

       The Corporation has in effect a policy insuring itself, its subsidiaries and their respective directors and officers, to the extent they may be required or permitted to indemnify such officers or directors, against certain liabilities arising from acts or omissions in the discharge of their duties that they shall become legally obligated to pay. The policy is for a period ending July 1, 1996, and provides a maximum coverage of $30,000,000 for a period of one year and (subject to certain enumerated exclusions) covers 100% of all losses above the deductible amount of $1,000,000.

       The Corporation also has in effect indemnification agreements with each of its directors, which provide that such directors will be indemnified against expenses, judgments, penalties, fines and amounts paid in settlement of threatened, pending or completed actions, suits or proceedings to which any such person is, or is threatened to be made, a party, to the fullest extent permitted by applicable law as in effect from time to time. Such agreements also require the Corporation to advance all reasonable expenses incurred by a director in any such proceeding provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. The agreements provide that upon the occurrence of a "change in control" (as defined therein) of the Corporation, the Corporation has the burden of proof to establish that a director who has requested indemnification is not entitled to it.


                                II-3


       As permitted by the Employee Retirement Income Security Act of
   1974, the Corporation has obtained a Corporate Fiduciary's Liability
   Insurance Policy covering all employees entrusted with fiduciary responsibilities under certain of the Company's employee welfare or benefit plans. The maximum coverage provided by this policy is an aggregate of $5,000,000 per year.

       The foregoing descriptions are general summaries only. Reference is made to the full text of the Corporation's Certificate of Incorporation and Bylaws incorporated herein by reference.


   Item 7.  Exemption from Registration Claimed.

            Not applicable.


   Item 8.  Exhibits.

       The exhibits listed on the Index of Exhibits of this Registration
   Statement are filed herewith or are incorporated herein by reference to other filings.

   Item 9.  Undertakings.

       The undersigned Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the
                 "Securities Act").

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the

                             II-4



                 Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
            Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

       2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

       4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement


                              II-5


            shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                    II-6


                                 SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meet all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware on April 22, 1996.

                                    BENEFICIAL CORPORATION

                                    By:
                                        James H. Gilliam, Jr.
                                        Executive Vice President
                                        and General Counsel

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 1996.

       Signatures                 Titles                         Date


/s/ Finn M. W. Caspersen    Chairman of the Board            April 22, 1996
Finn M.W. Caspersen         of Directors, Chief Executive
                            Officer and Director
                            (Principal Executive Officer)


/s/ Andrew C. Halvorsen     Member of the Office of the      April 22, 1996
Andrew C. Halvorsen         President, First Vice President,
                            Chief Financial Officer and
                            Director (Principal Financial
                            Officer)


/s/Ronald E. Bombolis       Senior Vice President and         April 22, 1996
Ronald E. Bombolis          Controller (Principal
                            Accounting Officer)


                                         II-7


      *                     Director                          April 22, 1996
Charles W. Bower


      *                     Director                          April 22, 1996
Robert J. Callander


      *                     Director                          April 22, 1996
Robert C. Cannada


      *                     Director                          April 22, 1996
Leonard S. Coleman, Jr.


      *                     Director                          April 22, 1996
David J. Farris


/s/ James H. Gilliam, Jr.   Director                          April 22, 1996
James H. Gilliam, Jr.


      *                     Director                          April 22, 1996
Roland A. Hernandez


      *                     Director                          April 22, 1996
J. Robert Hillier


      *                     Director                          April 22, 1996
Gerald L. Holm


      *                     Director                          April 22, 1996
Thomas H. Kean


      *                     Director                          April 22, 1996
Steven Muller


                                   II-8


      *                     Director                           April 22, 1996
Susan Julia Ross


      *                     Director                           April 22, 1996
Robert A. Tucker


      *                     Director                           April 22, 1996
Susan M. Wachter


      *                     Director                           April 22, 1996
Charles H. Watts, II


      *                     Director                           April 22, 1996
K. Martin Worthy


* By:   /s/ James H. Gilliam, Jr.
        James H. Gilliam, Jr.
        Attorney-In-Fact


                Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Beneficial Corporation Employees' Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peapack, State of New
   Jersey on April 22, 1996.


                                    By:   /s/ Gordon H. Griffiths
                                          Gordon H. Griffiths
                                          Administrator


                              II-9


                    INDEX OF EXHIBITS

   Exhibit 4.1 Registrant's Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 of Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

   Exhibit 4.2 Registrant's Restated Bylaws, incorporated herein by reference to Exhibit 3.2 of Registrant's Annual Report on
                    Form 10-K for the year ended December 31, 1990.

   Exhibit 4.3      Beneficial Corporation Employees' Stock Purchase Plan,
                    As Amended, filed herewith.

   Exhibit 4.4      Beneficial Corporation 1990 Non-Qualified Stock Option
                    Plan, As Amended, incorporated herein by reference to
                    Exhibit 10(p) of the Registrant's Annual Report on Form
                    10-K for the year ended December 31, 1994.

   Exhibit 5 Opinion of Scott A. Siebels with respect to the validity of the Common Stock being registered hereby in connection with the 1990 Non-Qualified Stock Option Plan, filed herewith.

   Exhibit 23.1 Consent of Deloitte & Touche LLP, independent accountants to the Corporation, filed herewith.

   Exhibit 23.2 Consent of Scott A. Siebels, contained in his opinion filed as Exhibit 5 hereto.

   Exhibit 24 Powers of Attorney of certain officers and directors of the Corporation, filed herewith.


                                    II-10


                                                                  EXHIBIT 4.3

                          BENEFICIAL CORPORATION
                 EMPLOYEES' STOCK PURCHASE PLAN, AS AMENDED

                              Introduction

           The purposes of the Beneficial Corporation Employees' Stock
   Purchase Plan, as amended (the "Plan"), are to encourage eligible employees of the Company and certain of its subsidiaries, and non-employee directors of the Company, to acquire a greater personal interest in the success of the enterprise, and to encourage such employees to accumulate their savings and to continue and advance in their employment.

                                SECTION I

                               Definitions

           1.1 "Account" means the account of a Participant described in
   Section 4.

           1.2 "Administrator" means the Board of Directors or such person or persons as the Board of Directors shall appoint to administer the Plan, as provided in Section 7.

           1.3 "Annual Compensation" of any

               (1) Employee Participant for any calendar year means (a) the basic salary to be paid to such Employee Participant by a Participating
   Company in such calendar year, based on his basic salary rate in effect on January 1 of the year (or, if his employment with a Participating Company commenced during the year, based on his basic salary rate in effect on the date his employment commenced), provided, however, that such basic salary shall not be reduced by amounts deferred, if any, pursuant to the Beneficial Corporation Deferred Compensation Plan, plus (b) the "year-end adjustment" effected in his salary or wages at or as of the end of the previous calendar year, if any, provided, however, that, for purposes of this Clause (1), Annual Compensation shall exclude overtime payments and any other additional compensation and employee benefits; and

               (2) Director Participant for any calendar year means the total amount of fees or similar compensation to be paid to such Director
   Participant by the Company in such calendar year for services as a director of the Company and/or a member of one or more committees of the Board of Directors, based on the rate of such compensation in effect on January 1 of such calendar year (or if his service as a director of the Company commenced during the year, based on the rate of such compensation on the date such service commenced); such term, however, excludes per diem payments received in connection with the performance of services as a director and payments to be received as advances for or reimbursement of specific expenses incident to such services.

           1.4 "Applicable Share Unit Credit" shall mean (i) in respect of stock dividends or stock splits resulting in a credit of Stock to a Participant's Stock Account pursuant to Section 4.2(a)(1)(ii) hereof, such number of Share Units as will increase the total number of Share Units in his Company Account in the same proportion as the increase in the total number of shares of Stock in his Stock Account effected by the stock split or stock dividend, and (ii) in respect of shares of Stock purchased by the Broker with Participant Contributions and Company Deferral Contributions
   (as defined at Section 1.7A) and credited to his Stock Account pursuant to
   Section 4.2(a)(1)(i) hereof, the credit to such Participant's
   Company Account of the applicable number of Share Units set forth below:

               (1) as to credits of Stock to the Stock Account of a Participant which are attributable to the first $2,000, or any portion thereof, of his Participant Contributions, or Company Deferral Contributions to such
   Account, made during a calendar year, 100% of the number of shares of Stock so credited; and

               (2) as to credits of Stock to the Stock Account of a Participant which are attributable to his Participant Contributions, or Company Deferral
   Contributions to such Account, made during such calendar year to the extent they exceed $2,000, 50% of the number of shares of Stock so credited.

           1.5 "Board of Directors" means the Board of Directors of the Company.

           1.6 "Broker" means the person appointed by the Administrator pursuant to Section 7 to perform the duties of Broker set forth herein.

           1.6A "Change in Control" shall mean a change in control of the Company that shall be deemed to have occurred if and when

               (i) the Company shall cease to be a publicly owned corporation having at least 1,000 stockholders, or-

              (ii) direct or indirect beneficial ownership of more than 30% of the Company's outstanding securities entitled to vote in elections of directors shall be acquired by any person (as such term is used in Sections 13 (d) and 14 (d) of the Securities and Exchange Act of 1934), or

             (iii)  a Business Combination (as defined in the Company's
   Restated Certificate of Incorporation, but excluding transactions to which only the Company and one or more Subsidiaries are parties) shall have occurred; provided, however, that the events specified in clauses (i) and
   (ii) shall not be deemed to be a Change in Control if the transaction or transactions causing such change shall have been approved by the affirmative vote of at least a majority of the Board of Directors of the Company in office immediately prior to the Change in Control, and the event specified in clause (iii) shall not be deemed a Change in Control if such Business Combination shall not have been approved by two-thirds of the Continuing Directors (as defined in the Company's
   Restated Certificate of Incorporation).

           1.7 "Company" means Beneficial Corporation.

           1.7A    "Company Deferral Contribution" means an amount contributed by the Company in cash with respect to an Employee Participant, as authorized pursuant to Section 4(ii)(a) of the Beneficial Corporation Deferred
   Compensation Plan, adopted effective as of January 1, 1994, as subsequently amended ("Deferred Plan").

           1.7B    "Contributions" shall mean collectively  Participant
   Contributions (as defined at Section 1.14) and Company Deferral
   Contributions.

           1.8  "Director Participant" means any person who is an Eligible
   Director and who has elected to participate in the Plan under Section 2.

           1.9 "Eligible Director" means any person now or hereafter serving as a duly elected member of the Board of Directors, other than a person who at the time is an Eligible Employee.

           1.10 "Eligible Employee" means any person now or hereafter in the employ and on the payroll of a Participating Company, but excludes:

               (a) Any person employed in a position lower than the position of Manager who has been employed by a Participating Company for an aggregate of less than one year;

               (b) Any person whose customary employment with such Participating Company is less than twenty hours in one week.

               (c) On and after the earlier of January 1, 1986 and the Western Auto Closing Date, any employee of the Western Auto Companies.

           1.11  "Employee Participant" means any person who is an eligible
   Employee and who has elected to participate in the Plan under Section 2.2, or who is deemed to have elected to participate pursuant to Section 2.3.

           1.12 "Manager" means (a) the employee in charge of (i) a loan office of a Participating Company in the Company's Finance Division or (b) a person performing substantially the same functions, or functions of substantially equivalent responsibility, as a person described in cause (a) and whom the Administrator has designated a "Manager" for purposes of the Plan.

           1.13  "Participant" means a Director Participant or an Employee
   Participant, as the context shall indicate.

           1.14 "Participant Contribution" means (1) in the case of an Employee Participant, a payroll deduction or a cash contribution by such Participant, and (2) in the case of a Director Participant, a cash contribution by such Participant, in all cases as provided in Sections 2 and 3.

           1.15 "Participating Company" means (a) the Company, (b) on and after the Western Auto Closing Date, each of the Western Auto Companies, and
   (c) any corporation with respect to which both of the following conditions apply: (i) the Company is the owner, directly or indirectly, of more than 50% of the shares of such corporation having the right to vote at its annual stockholders' or comparable meeting, and (ii) the Board of Directors has, by resolution, designated it as "Participating Company" under the Plan.

           1.16  "Stock" means the Common Stock of the Company.

           1.17 "Western Auto Closing Date" means the date on which the closing of the sale by the Company of all of the issued and outstanding stock of Western Auto Companies to one or more of Wesray Automotive, Inc.
   and its affiliates shall occur pursuant to an agreement among the Company, Western Auto Supply Company, Inc., and one or more of such other entities.

           1.18  "Western Auto Companies" means Western Auto Supply
   Company and its subsidiaries.


                               SECTION 2

   Participation of Eligible Employees and Eligible Directors

           2.1 Conditions of Eligibility. Any person who on or after the effective date of the Plan is an Eligible Employee and any person who on or after May 1, 1979 is an Eligible Director, shall be eligible to become a Participant in the Plan. A person who ceases to be an Eligible Employee shall cease to be eligible to make further Participant Contributions, or to have further Company Deferral Contributions made to his Account, and a person who ceases to be an Eligible Director shall cease to be eligible to make further Participant Contributions, but, subject to the provisions of
   Section 5, they shall otherwise be entitled to continue to be a Participant.

           2.2 Election to Participate. Participation of any Eligible Employee or Eligible Director in the Plan shall be entirely voluntary, subject to
   Section 2.3 hereof. Subject to Section 3, an Eligible Employee and an
   Eligible Director may elect to participate in the Plan by delivering to the Administrator a notice of election to participate, together with (a) a cash contribution, or (b) in the case only of an Eligible employee, a payroll deduction authorization on a form prescribed by the Administrator or both a cash contribution and such authorization. Payroll deductions for Eligible Employees will commence as soon as practicable after the Administrator has received such notice and authorization.

           2.3 Mandatory Participation. An Eligible Employee shall be deemed to have elected to participate in the Plan upon the receipt by the Administrator of a Company Deferral Contribution to such Eligible Employee's
   Account pursuant to Section 3.5 hereof.


                                SECTION 3

                              Contributions

           3.1 Amount of Contributions. An Employee Participant may elect to contribute through periodic payroll deductions or cash contributions an aggregate amount which, together with all Company Deferral Contributions made to his Account shall not in any calendar year exceed 30% of his Annual
   Compensation. A Director Participant may elect to contribute through cash contributions, an aggregate amount which shall not in any calendar year exceed 30% of his Annual Compensation.

           3.2 Periodic Payroll Deductions. An Employee Participant's payroll deductions for any period shall be made in a whole dollar amount which shall not be less than 1% nor greater than 30% of the pro rata portion of his Annual Compensation allocable to such period.

           3.3 Deduction Adjustments.  Subject to Sections 3.1 and 3.2, an
   Employee Participant may twice during a calendar year change the amount of his payroll deduction by delivering to the Administrator a payroll deduction change authorization. The payroll deduction change shall be made as soon as practicable after the Administrator has received such authorization.

           3.4 Cash Contributions. Subject to Section 3.1, a Participant may twice during a calendar year make a cash contribution by delivering to the Administrator a check payable to Beneficial Management Corporation or such other payee as the Administrator may specify.

           3.5 Company Deferral Contributions. Subject to the terms of the Deferred Plan, the Company may from time to time make Company Deferral
   Contributions to the accounts of Employee Participants. Such cash contributions shall be made by delivery to the Administrator of a check made payable to Beneficial Management Corporation, or by such other form of funds transfer as may be acceptable to the Administrator.

           3.6 Contributions Remitted To Broker. Contributions made by payroll deduction shall be remitted as soon as practicable following the end of the month in which they are withheld. Contributions made by a Participant's cash contribution or by Company Deferral Contribution shall be remitted by the Administrator to the Broker as soon as practicable.


                                  SECTION 4

                            Participants' Accounts


           4.1 Purchase of Stock by Broker. As soon as practicable after receipt by the Broker of Participant Contributions or Company Deferral
   Contributions, the Broker shall apply such funds to purchase at prevailing market prices the number of shares of Stock which can be purchased with such funds (exclusive of any charges for brokerage fees and stock transfer taxes); provided, however, that the Broker shall limit the daily volume and prices of such purchases as required by regulations of the Securities and Exchange Commission, if applicable, and otherwise to the extent it deems necessary or advisable. The Company shall promptly pay to the Broker the brokerage charges and any stock transfer taxes charged in connection with the purchases of Stock make by the Broker pursuant to the Plan.

           4.2 Accounts.

               (a) The Broker shall maintain for each Participant an Account which shall be comprised of a "Stock Account" and a "Company Account". As of the beginning of each month in which the Broker has made purchases of Stock pursuant to Section 4.1, he shall credit a Participant's (1) Stock Account with (i) such number of shares (including fractional shares) of Stock as bears the same proportion to the total number of shares purchased during such month as the Participant's Contributions applied toward such purchases bears to the aggregate of all Contributions so applied, and (ii) stock dividends or stock splits received with respect to Stock in such Stock Account, and (2) Company Account with a number of "Share Units" equal to the applicable Share Unit Credit in respect of the shares of Stock so credited to such Stock Account. Share units shall not entitle a Participant to any rights of a shareholder of the Company.

               (b) Subject to Section 4.3(c) hereof, as of the date on which any Share Units in a Participant's Company Account have vested pursuant to
   Section 5.1, or, as to Share Units in an Employee Participant's Deferral
   Company Account (as defined at Section 4.3(b) hereof), the date on which the earlier of (1) the expiration of a period of three years after the date as of which they were credited or (2) such Employee Participant's termination of employment for any of the reasons specified in clauses
   (a), (b), (c) or (e) of the first sentence of Section 5.2 has occurred,
   (i) the Broker shall credit such Company Account with a number of shares of Stock equal to the number of such Share Units, and shall retire from the Company Account such Share Units, and (ii) the Company shall contribute to the Company Account a number of shares of Stock equal to the number of shares credited to such account; provided, however, that such contribution of shares by the Company shall be reduced by any amounts which the Company is required by law to withhold.

           4.3 Segregation of Certain Accounts.

               (a) In the event that a Company Deferral Contribution is made with respect to an Employee Participant, the Broker shall credit shares to the Stock Account of such Employee Participant pursuant to Section
   4.2(a)(1) hereof, provided, however that the credit for shares of Stock relating to such Company Deferral Contribution shall be segregated from those relating to Participant Contributions, with the records of such Employee Participant's Stock Account comprised of a "Participant
   Contribution Stock Account" and a "Company Deferral Stock Account".

               (b) In the event that a Company Deferral Contribution is made with respect to an Employee Participant, the Broker shall credit Share
   Units to the Company Account of such Employee Participant pursuant to Section
   4.2(a)(2) hereof, provided, however that the credit for Share Units relating to such Company Deferral Contribution shall be segregated from those relating to Participant Contributions, with the records of such Employee
   Participant's Company Account comprised of a "Participant Contribution
   Company Account" and a "Deferral Company Account".

               (c) If an Employee Participant's Company Account is segregated pursuant to Section 4.3(b) hereof, then upon the exchange of Share
   Units for shares of Stock pursuant to Section 4.2(b), the resulting shares of Stock shall be credited to his Participant Contribution Company Account or Deferral Company Account, as the case may be, in accordance with the character of such exchanged Share Units.

           4.4 Cash Dividends. Each Participant shall be entitled to receive a cash dividend with respect to the total number of shares of Stock which on the record date for payment of such cash dividend were in fact held in his Account (excluding shares of Stock credited to his Company Deferral Stock
   Account or Deferral Company Account), regardless of the date as of which such shares were credited. Each Participant shall also be entitled to receive an amount equal to the cash dividend that would have been payable to such Participant had he been, on the record date for payment of such cash dividend, the owner of a number of shares of Stock equal to the number of Share Units in fact credited to his Company Account (excluding the Share Units held in his Deferral Company Account), regardless of the date as of which such Share Units were credited.

           4.5 Dividend Reinvestment. The cash dividend with respect to the total number of shares of Stock which on the record date for payment of such cash dividend were in fact held in an Employee Participant's Company
   Deferral Stock Account or Deferral Company Account, regardless of the date as of which such shares were credited, shall be forwarded to the Broker by the Company. An amount equal to the cash dividend that would have been payable to an Employee Participant had he been, on the record date for payment of such cash dividend, the owner of a number of shares of Stock equal to the number of Share Units in fact credited to his Deferral
   Company Account, regardless of the date as of which such Share Units were credited, shall also be forwarded to the Broker by the Company.
   Such funds shall be applied by the Broker to purchase shares of Stock, consistent with Section 4.1 hereof. The Broker shall credit such Employee
   Participant's Company Deferral Stock Account with such shares of Stock consistent with Section 4.2(a)(1)(i) hereof. No Share Units shall be credited to such Employee Participant pursuant to Section 4.2(a)(2) with respect to shares of Stock purchased and credited pursuant to this Section
   4.5. Amounts forwarded to the Broker pursuant to this Section 4.5 shall not reduce the amount of Contributions available to the Employee
   Participant, as restricted pursuant to Section 3.1.

           4.6 Records. The Broker shall keep or cause to be kept all such books of account, records and other data as may be necessary or advisable in its judgment for the performance of its duties hereunder, and shall furnish to the Company or to Participants such books of account, records and other data as the Company may reasonably request or as may otherwise be required by law.

           4.7 Certificates of Stock. Unless otherwise provided by the Company, the Broker shall have custody of the certificate or certificates representing the undistributed shares of Stock held in all Participants'
   Accounts under the Plan, and the Broker may register such certificate or certificates in its own name.


                                SECTION 5

                               Forfeitures

           5.1 Vesting. Shares of Stock held for a Participant in his Account, other than shares of Stock held in his Company Deferral Stock Account or in his Deferral Company Account (collectively, "Deferral Shares"), shall at all times be fully vested in him and not be subject to forfeiture.
   Deferral Shares held for an Employee Participant shall not be vested until the date of his termination of employment for the reasons specified in clauses (a), (b), (c) or (e) of the first sentence of such Section 5.2.
   Each Share Unit credited to his Company Account (excluding Share units credited to his Deferral Company Account) shall vest upon the earlier to occur of (a) the expiration of a period of three years after the date as of which it was so credited, (b) (1) in the case of an Employee
   Participant, the date of termination of his employment for any of the reasons specified in clauses (a), (b), (c), or (d) of the first sentence of Section 5.2 (subject, with respect to said clause (d) to the additional conditions specified therein) or (2) in the case of a Director
   Participant, the date on which he ceases to serve as a director of the Company for any of the reasons specified in clauses (a), (b) or (c) of the first sentence of Section 5.3 or (c) in the case of unvested share units of a Participant who shall have been an employee of one of the Western
   Auto Companies on the Western Auto Closing Date, to the extent that such unvested share units both were credited to his Company Account as a result of Participant Contributions made by him pursuant to the Plan, and received by the Administrator, on or before June 6, 1985 and continue to be so credited on the Western Auto Closing Date.

           Notwithstanding the foregoing provisions of this Section 5.1, (a) all Share Units credited to the Company Account of an Employee Participant who becomes a Director Participant during any calendar year shall become subject to the vesting and forfeiture provisions of Section 5.3; and (b) all Share
   Units credited to the Company Accounts of Participants in the Plan and all Deferral Shares shall be vested on such date, if any, as the Board of Directors, in a resolution duly adopted by a majority of its members, shall designate for such purpose following a public announcement by any person or other entity of its intention to effect a (i) tender offer for any outstanding voting stock of the Company, or (ii) a transaction which would constitute a "Business Combination" as defined in the Company's
   Restated Certificate of Incorporation. The provisions of the preceding sentence shall extend to all Share Units so credited in respect of shares of Stock credited to Participants' Stock Accounts which are attributable to Participant Contributions or Company Deferral
   Contributions made on or before the date on which such resolution is adopted, as well as to Deferral Shares credited on or before such date.

       5.1(A) Effective December 20, 1986, unvested share units credited to a Participant's Company Account resulting from cash contributions made by the Participant and received by the Plan Administrator prior to December 20, 1986, and contributions made by payroll deductions prior to January 1, 1987, shall vest in the account of Participants who no longer are participating employees as a result of their involuntary termination of employment where such involuntary termination is a direct result of Beneficial Corporation's announced Plan to "restructure" the
   Company, resulting in the involuntary loss of employment for Plan members of Beneficial Corporation and participating Plan subsidiaries.

       5.2    Termination of Employment.  Upon the termination of an Employee
   Participant's employment with a Participating Company other than by reason of (a) his death; (b) his retirement (i) upon attaining age 65 or (ii) due to his total and permanent disability; (c) termination of his employment after he has attained age 55 but before he attains age 65 excluding (i) a voluntary termination of employment by him and (ii) termination of his employment by the Company for cause; (d) in the case only of an Employee
   Participant who shall be an employee of one of the Western Auto Companies on or after the Western Auto closing Date, termination of his employment with such company during the period commencing on the Western Auto Closing
   Date and ending at the completion of three years following such date, excluding (i) a voluntary termination of employment by him and (ii) termination of his employment by such company by reason of gross negligence or wilful misconduct; or (e) termination within three years following a Change in Control, excluding termination of his employment by such company by reason of gross negligence or wilful misconduct, he shall forfeit all Share Units then credited to his Company Account, subject to the final sentence of this Section 5.2. Upon the termination of his employment other than by reason of the events described at clauses (a),
   (b),(c) or (e) above, he shall forfeit all Deferral Shares, subject to the final sentence of this Section 5.2. Upon termination of his employment for any of the foregoing specified reasons (subject, with respect to clause (d) of the preceding sentence, to the additional conditions specified therein), Share Units credited to his Company Account shall be immediately vested in him. Upon the termination of his employment for the reasons specified at clauses (a), (b), (c) or (e) above, all Deferral Shares shall be immediately vested in him. The
   Administrator (as defined for these purposes at Section 7.1 hereof) may, in its sole and absolute discretion, waive the forfeitures (and direct that vesting occur) specified in this Section 5.2 based upon such circumstances as it deems appropriate, as to Share Units or Deferral
   Shares credited after March 21, 1994 only.

       5.3 Termination of Services as a Director. Upon termination of a Director Participant's services as a director of the Company, other than by reason of (a) his death, (b) his resignation from the Board of Directors (i) upon attaining age 75 or a greater age or (ii) due to his total and permanent disability, or (c) termination of his services as a director of the Company after attaining age 55 but before attaining age
   75, if on the date of such termination the sum of his age and continuous service as a director of the Company equals or exceeds 75 years, excluding (i) a voluntary termination of his services as a director, or
   (ii) removal from office for cause pursuant to the Company's Certificate of Incorporation or By-Laws as the same may from time to time be in effect, he shall forfeit all Share Units then credited to his Company
   Account. Upon termination of his services as a director of the Company for any of the foregoing specified reasons, Share Units credited to his Account shall be immediately vested in him.

       5.4 Withdrawals. A participant who withdraws vested shares held for him in his Stock Account with respect to which Share Units are then credited to his Company Account shall forfeit Share Units in the order in which they were credited to his Company Account (excluding for these purposes Share Units credited to his Deferral Company Account), beginning with the earliest credited Share Unit. Applying such order, each such Share Unit shall be forfeited at the same rate relative to Stock being withdrawn from the Participant's Stock Account as the rate at which such Share Unit was originally credited, relative to Stock credited to such Stock
   Account.


                                    SECTION 6

                                  Distributions

       6.1 Withdrawals. Subject to Section 5.4, a Participant has the right upon thirty days' written notice to the Administrator to withdraw any or all of the vested shares of Stock held for him in his Account. If he chooses to withdraw fewer than all of the shares in his Account, he shall specify to the Administrator the particular shares that are to be withdrawn.

       6.2 Manner of Distribution. Distribution of vested shares of Stock held in a Participant's Company Account, together with the vested shares held in his Stock Account to which they are attributable, shall be made to such Participant or to his Estate as soon as practicable after the Administrator receives a written request for distribution; provided, however, that any vested shares held in his Account at the date of termination of his employment or services as a director shall be distributed as promptly as practicable. Cash shall be paid in lieu of fractional shares.

       6.3 Right to Distribution. The right of a Participant to receive a distribution of shares of Stock held for him under the Plan shall not be transferable other than by will or the laws of descent and distribution, shall be exercisable during the Participant's lifetime only by such Participant or by his guardian or legal representative, or, upon his death, by his Estate, and neither the Administrator nor the Broker shall be required to recognize claims thereto by any other parties.


                                  SECTION 7

                          Administration of the Plan

       7.1 Administration. The Plan shall be administered by the Board of Directors or by such person or persons as the Board of Directors shall, by resolution, appoint as Administrator, provided, however, that for purposes of the actions described at the final sentence of Section 5.2, such administration shall be solely by the Board of Directors, acting through those of its members who qualify as "disinterested persons" within the meaning of Rule 16b-3 of the Exchange Act of 1934, as amended from time to time, or by the Compensation Committee of such Board of Directors, acting through those of its members who qualify as such "disinterested persons."
   The Board of Directors in its discretion may remove any person or persons from the position of Administrator at any time without assigning any reason therefor.

       7.2 Duties of Administrator. The Administrator shall be charged with the administration of the Plan and shall decide all questions arising in the administration, interpretation and application of the Plan, including all questions of eligibility. The decisions of the Administrator shall be conclusive and binding on all parties.

       7.3 Broker. The Administrator shall appoint a person to carry out the duties of Broker set forth herein. The Administrator shall have full power to determine the period during which any person shall serve as Broker and in its discretion may remove any such person from the position of Broker at any time without assigning any reason therefor. The Company shall pay to the Broker such compensation for its services hereunder as shall be mutually agreed upon by the Administrator and the Broker.


                                    SECTION 8

                                     Voting

       8.1 Voting Rights. Each Participant shall have the right to instruct the Broker as to the method of voting at any meeting of the shareholders of the Company the number of full shares of Stock which were in fact held in his Account on the record date for such meeting of shareholders, regardless of the date as of which such shares were credited. In the absence of instructions from a Participant, the Broker shall not have the right to vote such shares of Stock.


                                   SECTION 9

                      Amendment and Termination of the Plan

       9.1 Amendment and Termination. It is the expectation of the Company that it will continue the Plan indefinitely, but it reserves the right, by action of the Board of Directors, to amend, suspend or terminate it at any time; provided, however, that no such action shall affect the rights of a Participant with respect to the shares of Stock then held for him in his Account or the Share Units then credited to his Account.



                                                                   EXHIBIT 5

                                                April 18, 1996


   Beneficial Corporation
   One Christina Centre
   301 North Walnut Street
   Wilmington, Delaware  19801

   Ladies and Gentlemen:

       Reference is made to the Registration Statement on Form S-8
   ("Registration Statement") of Beneficial Corporation (the "Corporation") related to the registration of 6,500,000 shares of the Corporation's common stock, par value $1.00 per share ("Common Stock"), which are to be offered pursuant to awards granted or to be granted under the Beneficial
   Corporation 1990 Non-Qualified Stock Option Plan (the "Plan").

       I have been requested to furnish an opinion to be included as Exhibit 5 to the Registration Statement. In conjunction with the furnishing of this opinion, I have examined such corporate documents and have made such investigation of matters of fact and law as I have deemed necessary to render this opinion.

       Based upon such examination and investigation, and upon the assumption that there will be no material changes in the documents examined and matters investigated, I am of the opinion that the 6,500,000 shares of Common Stock referred to above have been duly authorized by the Corporation and that, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

       I consent to the filing of this opinion as Exhibit 5 to the Registration
   Statement.

                                      Very truly yours,

                                      /s/ Scott A. Siebels
                                      Scott A. Siebels
                                      Vice President, Corporate
                                        Secretary and Associate
                                           Counsel




                                                              EXHIBIT 23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the incorporation by reference in this Registration Statement of Beneficial Corporation on Form S-8 of our report dated January 29, 1996, appearing in the Annual Report on Form 10-K of Beneficial Corporation for the year ended December 31, 1995.



   Parsippany, New Jersey
   April 12, 1996


                                                               EXHIBIT 24

                             POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, CHARLES
   W. BOWER, a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD
   E. BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option Plan and the
   Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees' Stock Purchase
   Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of April, 1996.


                                   /s/Charles W. Bower
                                    CHARLES W. BOWER



                                                                 EXHIBIT 24

                               POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, ROBERT J.
   CALLANDER, a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD
   E. BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option Plan and the
   Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees' Stock Purchase
   Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of April, 1996.


                                   /s/ Robert J. Callander
                                    ROBERT J. CALLANDER



                                                                 EXHIBIT 24

                           POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, ROBERT C.
   CANNADA, a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD
   E. BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option Plan and the
   Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees' Stock Purchase
   Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of April, 1996.


                                   /s/ Robert C. Cannada
                                    ROBERT C. CANNADA



                                                             EXHIBIT 24

                         POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, LEONARD
   S. COLEMAN, JR., a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR.
   and RONALD E. BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form
   S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option
   Plan and the Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees'
   Stock Purchase Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of April, 1996.


                                   /s/ Leonard S.Coleman, Jr.
                                       LEONARD S. COLEMAN, JR.



                                                                   EXHIBIT 24

                            POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, DAVID J.
   FARRIS, a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD E.
   BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock
   Option Plan and the Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees'
   Stock Purchase Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of April, 1996.


                                    /s/ David J. Farris
                                    DAVID J. FARRIS



                                                                   EXHIBIT 24

                                POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, ROLAND A.
   HERNANDEZ, a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD
   E. BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option Plan and the
   Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees' Stock Purchase Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of April, 1996.


                                 /s/ Roland A. Hernandez
                                 ROLAND A. HERNANDEZ



                                                                EXHIBIT 24


                            POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, J. ROBERT
   HILLIER, a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD E.
   BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option
   Plan and the Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees'
   Stock Purchase Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of April, 1996.


                                    /s/ J. Robert Hillier
                                    J. ROBERT HILLIER



                                                                  EXHIBIT 24

                            POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, GERALD L.
   HOLM, a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD E.
   BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990
   Non-Qualified Stock Option Plan and the Beneficial Corporation Employees'
   Stock Purchase Plan, as amended, and of plan interests in the Beneficial
   Corporation Employees' Stock Purchase Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of April, 1996.


                                    /s/ Gerald L. Holm
                                    GERALD L. HOLM



                                                                  EXHIBIT 24

                               POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, THOMAS H.
   KEAN, a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD E.
   BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option Plan and the
   Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees' Stock Purchase
   Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of April, 1996.


                                    /s/ Thomas H. Kean
                                    THOMAS H. KEAN



                                                                  EXHIBIT 24

                           POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, STEVEN
   MULLER, a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD
   E. BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option Plan and the
   Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees' Stock Purchase
   Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of April, 1996.


                                     /s/ Steven Muller
                                     STEVEN MULLER


                                                                  EXHIBIT 24

                              POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, SUSAN
   JULIA ROSS, a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD
   E. BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option Plan and the
   Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees' Stock Purchase
   Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of April, 1996.


                                     /s/ Susan Julia Ross
                                     SUSAN JULIA ROSS



                                                                  EXHIBIT 24

                           POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, ROBERT A.
   TUCKER, JR., a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD
   E. BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option Plan and the
   Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees' Stock Purchase
   Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of April, 1996.


                                    /s/ Robert A. Tucker
                                    ROBERT A. TUCKER



                                                                   EXHIBIT 24

                             POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, SUSAN M.
   WACHTER, a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD
   E. BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option Plan and the
   Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees' Stock Purchase
   Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of April, 1996.


                                    /s/Susan M. Wachter
                                    SUSAN M. WACHTER


                                                                   EXHIBIT 24

                              POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, CHARLES
   H. WATTS, II, a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD
   E. BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option Plan and the
   Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees' Stock Purchase Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of April, 1996.



                                     /s/ Charles H. Watts, II
                                    CHARLES H. WATTS, II



                                                               EXHIBIT 24

                             POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, THAT I, K. MARTIN
   WORTHY, a Director of Beneficial Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint ANDREW C. HALVORSEN, JAMES H. GILLIAM, JR. and RONALD
   E. BOMBOLIS, and each of them (with full power of each of them to act alone), my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for me and on my behalf and in my name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Corporation's Common Stock authorized to be issued or sold pursuant to the Beneficial Corporation 1990 Non-Qualified Stock Option Plan and the
   Beneficial Corporation Employees' Stock Purchase Plan, as amended, and of plan interests in the Beneficial Corporation Employees' Stock Purchase
   Plan, as amended, granting unto said attorneys-in-fact, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as I might or could do if personally persent, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of April, 1996.



                                    /s/ K. Martin Worthy
                                    K. MARTIN WORTHY
